Exhibit 99.1

UNAUDITED CONDENSED

CONSOLIDATED BALANCE SHEETS

(In thousands)	December 31, 2005 (a)	December 31, 2004
ASSETS
Current Assets:
Cash and cash equivalents	$112,701	$215,557
Accounts receivable, net	36,995	38,634
Deferred income taxes	31,359	6,090
Other current assets	44,823	48,756

Total current assets	225,878	309,037

Property and equipment, net	3,460,526	2,273,356
Goodwill	2,142,551	592,683
Other intangible assets, net	2,077,312	985,303
Deferred income taxes	504,659	633,814
Notes receivable and other long-term assets	357,294	291,779

Total	$8,768,220	$5,085,972

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$175,558	$121,672
Accrued interest	37,850	39,466
Current portion of long-term obligations	162,153	138,386
Other current liabilities	77,655	32,681

Total current liabilities	453,216	332,205

Long-term obligations	3,451,276	3,155,228
Other long-term liabilities	327,354	121,505

Total liabilities	4,231,846	3,608,938

Minority interest in subsidiaries	9,794	6,081

STOCKHOLDERS’ EQUITY
Class A Common Stock	4,156	2,297
Additional paid-in capital	7,317,668	4,012,425
Accumulated deficit	(2,710,993)	(2,539,403)
Unearned compensation	(2,497)
Accumulated other comprehensive loss	(803)
Treasury stock	(80,951)	(4,366)

Total stockholders’ equity	4,526,580	1,470,953

Total	$8,768,220	$5,085,972

NOTE:

(a)	The allocation of the SpectraSite purchase price is based on a preliminary third-party valuation and management’s estimates and assumptions which are subject to adjustment as additional information is obtained and the third-party valuation is finalized.

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)	Three Months Ended December 31,			Year Ended December 31,
	2005 (a)		2004	2005 (a)		2004
REVENUES:
Rental and management	$302,792		$177,313	$929,762		$684,422
Network development services	4,833		7,383	15,024		22,238

Total operating revenues	307,625		184,696	944,786		706,660

OPERATING EXPENSES:
Rental and management	98,863		60,278	306,148		237,312
Network development services	3,547		6,761	11,981		18,801
Depreciation, amortization and accretion	127,747		81,071	411,254		329,449
Corporate general, administrative and development expense	12,674		7,077	37,977		27,468
Impairments, net loss on sale of long-lived assets, restructuring and merger related expense	23,895		8,072	34,232		23,876

Total operating expenses	266,726		163,259	801,592		636,906

OPERATING INCOME FROM CONTINUING OPERATIONS	40,899		21,437	143,194		69,754

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,541		3,540	14,232		14,316
Interest income	1,544		1,442	4,402		4,844
Interest expense	(57,009)		(59,428)	(222,419)		(262,237)
Loss on retirement of long-term obligations	(21,260)		(50,624)	(67,110)		(138,016)
Other (expense) income	(395)		(763)	227		(2,798)

Total other expense	(73,579)		(105,833)	(270,668)		(383,891)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, MINORITY INTEREST AND LOSS ON EQUITY METHOD INVESTMENTS	(32,680)		(84,396)	(127,474)		(314,137)

Income tax (provision) benefit	(18,833	)(b)	17,492	(4,003	)(b)	80,176
Minority interest in net earnings of subsidiaries	(336)		(182)	(575)		(2,366)
Earnings (loss) on equity method investments	42		(1,064)	(2,078)		(2,915)

LOSS FROM CONTINUING OPERATIONS BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	(51,807)		(68,150)	(134,130)		(239,242)

LOSS FROM DISCONTINUED OPERATIONS, NET	(9)		(5,880)	(1,935)		(8,345)

LOSS BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET	(51,816)		(74,030)	(136,065)		(247,587)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET OF INCOME TAX BENEFIT OF $11,697	(35,525	)(c)		(35,525	)(c)

NET LOSS	$(87,341)		$(74,030)	$(171,590)		$(247,587)

BASIC AND DILUTED LOSS PER COMMON SHARE AMOUNTS:
Loss from continuing operations	$(0.13)		$(0.30)	$(0.44)		$(1.07)
Loss from discontinued operations			(0.02)	(0.01)		(0.03)
Cumulative effect of change in accounting principle	(0.09)			(0.12)

NET LOSS PER COMMON SHARE	$(0.21)		$(0.32)	$(0.57)		$(1.10)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	412,595		228,469	302,510		224,336

NOTES:

(a)	Includes the results of operations of SpectraSite as of August 3, 2005. In addition, the allocation of the SpectraSite purchase price is based on a preliminary third-party valuation and management’s estimates and assumptions, which are subject to adjustment as additional information is obtained and the third-party valuation is finalized.
(b)	The income tax (provision) benefit in the fourth quarter of 2005 has been reduced by $29.5 million to reflect a reduction in management’s estimate of the net realizable value of the Company’s income tax refund claim based upon the current status of the claim.
(c)	As of December 31, 2005, the Company adopted the provisions of FASB Interpretation No. 47 “Accounting for Conditional Asset Retirement Obligations”. The impact of the adoption resulted in a non-cash charge of $35.5 million (net of a $11.7 million tax benefit) recorded as a cumulative effect of a change in accounting principle related to changes in settlement date assumptions and the related depreciation and accretion of its asset retirement obligations.

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)	Year Ended December 31,
	2005	2004
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net loss	$(171,590)	$(247,587)
Cumulative effect of change in accounting principle, net	35,525
Non-cash items reflected in statements of operations, primarily depreciation and amortization	565,912	498,835
Increase in assets	(20,384)	(17,330)
Decrease in liabilities	(12,259)	(17,218)

Cash provided by operating activities	397,204	216,700

CASH FLOWS (USED FOR) PROVIDED BY INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(88,637)	(42,181)
Payments for acquisitions	(7,479)	(33,403)
Payments for acquisition of Mexico minority interest	(7,270)	(3,947)
Cash acquired from SpectraSite merger, net of transaction costs	16,696
Proceeds from sale of businesses and other long-term assets	6,881	31,987
Restricted cash and investments		170,036
Deposits, investments and other long-term assets	(725)	2,328

Cash (used for) provided by investing activities	(80,534)	124,820

CASH FLOWS USED FOR FINANCING ACTIVITIES:
Repayment of notes payable, credit facilities and capital leases	(1,949,444)	(2,003,401)
Borrowings under credit facilities	1,543,000	700,000
Proceeds from issuance of debt securities and notes payable		1,072,500
Net proceeds from equity offering, stock options and stock purchase plans	65,357	40,556
Purchase of treasury stock	(68,927)
Deferred financing costs and other financing activities	(9,512)	(41,083)

Cash used for financing activities	(419,526)	(231,428)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(102,856)	110,092
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	215,557	105,465

CASH AND CASH EQUIVALENTS, END OF YEAR	$112,701	$215,557

CASH PAID FOR INCOME TAXES	$18,519	$4,257

CASH PAID FOR INTEREST	$183,307	$209,874